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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 25, 2002


                        N-VIRO INTERNATIONAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


              DELAWARE                  0-21802                34-1741211
    (STATE OR OTHER JURISDICTION      (COMMISSION             (IRS EMPLOYER
          OF INCORPORATION)          FILE NUMBER)          IDENTIFICATION NO.)


               3450 W. CENTRAL AVENUE, SUITE 328
                         TOLEDO, OHIO                              43606
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (419) 535-6374





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ITEM 5. OTHER EVENTS

On April 25, 2002, the Company signed a Technology Transfer Agreement, a Stock Option Agreement, and accepted a Certificate of Acknowledgement in conjunction with the previous two agreements, with WorldTech Waste Management, Inc. ("WorldTech"). WorldTech is an 18.68% shareholder in the Company, and its Chief Executive Officer and Chairman of its Board of Directors is R. Francis DiPrete. Mr. DiPrete is also on the Board of Directors of the Company.

The Technology Transfer Agreement grants a license to WorldTech to manufacture, use and sell certain of the Company's proprietary technologies, including the N-Viro Process and N-Viro Fuel. In exchange, WorldTech will pay the Company an initial fee of $100,000 and additional ongoing operations fees.

The Stock Option Agreement grants an unconditional, irrevocable and exclusive right and option for the Company to purchase up to an aggregate of 350,000 shares of its own common stock presently owned by WorldTech, at a price per share equal to $2.50. The decision whether to exercise the option and acquire the shares is within the Company's discretion; provided, however, if the Company sells its minority interest in Florida N-Viro, L.P., a limited partnership operating an N-Viro treatment facility in Florida, and as a result of such sale, the Company realizes net equity proceeds of $2.0 million or more, the Company will be obligated to exercise the option and acquire from WorldTech all 350,000 shares at an aggregate purchase price of $875,000. In exchange for this Option, the Company agreed to pay WorldTech $100,000. The Company paid this $100,000 fee through offset of the $100,000 fee payable by WorldTech to the Company under and pursuant to the terms of the Technology Transfer Agreement. The Company's option to acquire stock from WorldTech expires on October 31, 2002. This agreement is attached hereto as Exhibit 99.1.

The Certificate of Acknowledgement was executed by R. Francis DiPrete, WorldTech's Chairman and Chief Executive Officer. This certificate is attached hereto as Exhibit 99.2.

Also, the Company has agreed to go forward on a contract with the investment banking firm of Laux & Company of Medina, Ohio, with respect to a proposal to obtain up to $1.25 million in equity financing. The Company hopes to sell up to 500,000 shares of preferred stock at a price per share of $2.50. The specific terms and conditions applicable to the preferred shares will be determined once Laux & Company has identified a potential purchaser. There can be no assurance that the Company will be successful in finding a buyer for the preferred stock or in selling these shares. If the shares are sold, the proceeds from the offering will be used to supplement the Company's working capital. The primary reason that the preferred stock is being offered is to assist the Company in increasing its tangible net worth above $2.00 million, thereby enabling the Company to avoid having its shares delisted from the NASDAQ SmallCap Market. On April 18, 2002, the Company appeared before an NASD appellate panel to appeal the NASD's decision to remove the Company's shares from the NASDAQ SmallCap Market. During this hearing, the Company proposed that it could comply with the NASD's requirements for continued listing through the offering and sale of preferred stock prior to June 30, 2002. The Company is awaiting the NASD's decision regarding the Company's appeal. If the preferred stock is not sold, it is likely, if not certain, that the Company's stock will be delisted. If the preferred stock is sold prior to June 30, 2002 and the NASD appellate panel renders a decision in the Company's favor, then the Company's common stock will continue to trade on the NASDAQ SmallCap Market.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        N-VIRO INTERNATIONAL CORPORATION

Dated:       April 30, 2002           By:    /s/   James K. McHugh
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                                                   James K. McHugh
                                                   Chief Financial Officer